Exhibit 10.45

Contract Number: HBYT-CY2-2008-MM-1

CONTRACT OF THE SALE OF GOODS

(Mechanical & Electrical Equipments)

CONTRACT FOR PURCHASING VACUUM-HEATING-FURNACE

This Contract for the Sale of Goods (the “Sales Contract”) is made on 19th May, 2008

BETWEEN: Beijing BHD Petroleum Technology Co., Ltd (the “Seller”), a corporation organized and existing under the laws of the PRC.

Deposit Bank: [    ]

Account Number: [    ]

Phone Number: [    ]

Legal Location: Changping District, Beijing

Legal Representative (principal): Chen Guangqiang

Contact Person: Wang Youhong

AND: PetroChina Huabei Oilfield Co,Ltd (the “Buyer”), a corporation organized and existing under the laws of the PRC.

Deposit Bank: [    ]

Account Number: [    ]

Phone Number: [    ]

Legal Location: RenQiu City, Hebei Province

Legal Representative (principal): Sunjun

Contacting Person: Pan Hongsheng

1.	SALE OF GOODS

Seller shall sell, transfer and deliver to Buyer on the date which will be designated by the Buyer after this contract taking effect, the following items:

1.1	SUBJECT-MATTER: See the appendix

1.2	Quantity

Quantity: See the appendix

Supplying Content: See the appendix

1.3	Quality Request and Technique Standard

Quality Request: SY0031-95

Technique and Manufacturing Standard: See the Technical Agreement

1.4	Manufacturer: Huanghua Bright Xiangtong Mechanism Manufacture Co., Ltd.

2.	PURCHASE PRICE

The purchase price payable for this contract agreed to be:

RMB: 663,000

Total of the amounts computed and allocated: 17%VAT + Cost + Packing Fee + Transport Fee

Payment: 95% of the price will be paid after the installation and testing of the equipments, 5% quality guarantee deposit will be collected when the quality guarantee period is complete, without quality problems (no interest)

3.	Delivery

Manner of Delivery: Seller Delivering

Time and Content of Delivery: All goods should be delivered on the date which will be designated by the Buyer after this contract taking effect

Site of Delivery: A location designated by the Buyer

Documents and Files should be provided by the Seller: Products Certification, Products Testing Reports, Instructions and other relevant documents.

4.	Packing

Packing Standard: Packing in accordance with the Provisions of Packing and Mark

Request on Packing Object and Mark: Execute the Industrial Standard

The Seller should pay for the packing expenses, unless there is further more contract defined extra clause.

If the Packing dose not meet the provisions, the Seller will be responsible for the problems caused.

5.	Transportation

Manner of Transportation: By Truck

Sending From: Huanghua City, Hebei Province

Arriving at: The second oil-extraction factory

Consignee: Liang Jun

Transport and relevant Fees: Included in the contract value

The Seller is responsible for the damage or destruction of the goods in transit.

If a change of reaching location or consignee is made by the Buyer after the delivery of goods, the Buyer should be responsible for the expenses caused.

6.	Acceptance and Installation & Adjustment

Acceptance

The Buyer should confirm the inspection date within 15 days after the arrival of goods and inform the Seller 8 days before confirmation of the date. The Seller should dispatch an employee to participate the inspection. If the Seller fails to join this procedure, the Seller will be deemed to have agreed on the results of inspection. If the Buyer does not exercise the procedure of inspection on the inspecting date, the inspection of goods will be deemed to have been completed.

The inspection should comply with the requests and criterion. If it’s not prescribed in the contract, the inspection will be exercised under the provisions of this Contract. Written report of this inspection should be signed by both parties.

If the report of inspection does not meet the provisions of this contract, the Seller shall be responsible for related adjustment, maintenance or change of the equipment so as to meet the provisions, and the Seller would be responsible for the expenses caused in this circumstance.

Installation and Adjustment

The Seller should complete the installation and adjustment within 20 days after the inspection of the goods and meet the requests and criteria of the contract. In addition, the Seller will assist during the process.

When the equipment is running normally and meets the technical criteria, both parties will sign to acknowledge final receipt of the equipment.

If the equipments or materials are damaged due to the Seller’s mistake, in which case an extra losses will occur.

If the parties disagree over the process of inspection, installation or adjustment, both parties should submit the case to a testing agency approved by the Technology Supervisory Bureau of Hebei Province, and follow their testing results.

7.	Quality Guarantee

The qualities guarantee period shall begin with and continue for 12 months after the completion of term 6.2.2.

The quality guarantee period will be recalculated from the machine termination date, if equipment termination were caused by the Seller.

The Seller agrees to withhold 5% out of Purchase price as (equal to RMB: 33,150) as a quality guarantee deposit. If any quality problems arise during the quality guarantee period and the Seller cannot complete the maintenance, this deposit shall be forfeited to the Buyer.

Supervision or equipment manufacturing outsourced of the Buyer can not offset the responsibility for product quality which is assumed by the Seller.

8.	Confidentiality

Both Parties agree to protect business secrets that are indicated in this contract from third parties.

9.	Technical Services and Training

10.	Modification and Cancellation of the Contract

This contract may be terminated or modified by the parties’ mutual written consent.

The contract can be cancelled by each of the parties, if any of the following events happens:

Target incompletion caused by force majeure.

Buyer provides 5 days’ acceleration notice to Seller and Seller fails to deliver products.

If the quality of goods does not meet the provisions, besides, the Seller does not take the necessary redemption, then the Buyer may terminate this contract.

If the Buyer rejects the goods with no reason, then the Seller has the right to terminate this contract.

The changing or cancellation of the contract does not release the defaulter’s liability for breach of contract; moreover, compensation should pay to the counter party for any losses.

11.	Events of Default

11.1	If the Seller fails to deliver the goods on time or fails to provide the documents under 3.4, the Seller should pay 1% penalty to the Buyer.

11.2	If the Buyer fails to make the payment, then the Buyer should pay 0.05% out of the remaining installments for penalty every past due day.

11.3	If the event under 10.2.3 happens, the Buyer has the right to claim a 10% penalty out of purchase price and consequent losses caused thereby.

11.4	The Seller guarantees that the delivered goods do not violate any third party’s rights; otherwise, Seller assumes full responsibility for resulting losses.

11.5	If the Seller does not complete the installation and adjustment on time, the Seller shall compensate the Buyer’s resulting losses.

11.6	Any party violates the provisions of Section 8 shall bear responsibility for damages caused thereby.

11.7	If there are other default situations, the defaulter should take the responsibility for making compensation to the other party. If the defaults comes from both parties, then both parties should take the corresponding responsibilities, respectively.

12.	Force majeure

For any force majeure, such as fire, earthquake, typhoon and other unforeseeable events that caused the incompletion or partly completion of the obligations, one party or both parties do not have to take the default responsibility , but a notice should be given within 48 hours , and present the relevant proof documents to the other party within 5 days.

The party or parties affected by force majeure have the responsibility to take appropriate actions to mitigate damages.

13.	Settlement of disagreements

The parties should settle any disagreement caused by the contract through negotiation.

If the parties fail to reach agreement through negotiation, one of the following ways may be used:

1)	Submit the case to arbitration commission to mediate.

2)	Engage in legal proceedings at the Buyer’s Local People’s court.

14.	Effectiveness and Others

This contract will come into effect after signing and stamping by both parties.

A complementary agreement maybe provided if necessary.

The contract’s accessories and complementary agreements are part of the contract and have the same legal effectiveness. If there are any differences between the accessories or complementary agreements or the contract, the contract will take priority.

The contract is in 2 copies. Each party takes 1 of the copies.

IN WITNESS WHEREOF, each party to this agreement has caused it to be executed at the Second Oil-Extraction Factory on the date indicated above.

If there are differences between the English version and the Chinese version of this agreement, the Chinese version will take priority.

Appendix:

Contract Information

Application No. : 2008-782

Name	Contract for purchasing Vacuum-Heating-Furnace			System No.		2008-51687

Contract No.	HBYT-CY2-2008-MM-1		Local enterprise contract No.

Contract type	Sales Contract	Secondary classification	Product material		Third classification

Direction of fund	Payout	Fund source	Company investment		Manner of business	EDI

Contract grounds	Name		Serial Number

The production and construction plan of March

Subject matter	ZK2100-S/2.5-Q VHF	Total sum	663,000.00		Unit	RMB

Internal contract	No	Related deal	No		Foreign contract	No

Applicable law		Language

Seller			Registered capital	Location		Legal representative

Beijing BHD Petroleum Technology Co, Ltd			RMB 5,080,000	Changping, Beijing		Chen Guangqiang

Site of performance	The second oil-extraction factory	Time limit	Final receipt of the goods		Disputes settlement	Litigation

Amount performed per year	2008	RMB629,850	Current year amount performed			RMB 629,850

Amount performed per year	2009	RMB33,150	Current year amount performed			RMB 629,850

Operating department	Material management center		Director	Li Guibin	Operator	Pan Hongsheng

Signing department	Second oil-extraction factory		Signer	Yao Hongxing	Seal name	SOF contract seal

Examination and approval departments			Comments		Time

Material management center: Li Guibin			Consent		04/30/2008 14:16

Financial section: Gong Hongbin			Consent		05/04/2008 07:31

Law and regulation section: Han Deqiang			Consent		05/07/2008 10:46

Law and regulation section: Cheng Jun			Consent		05/07/2008 13:51

SOF: Que Zhongwei			Consent		05/12/2008 11:09

SOF: Yao Hongxing			Consent		05/12/2008 16:48

Law and regulation department: Dong Shaohua			Consent		05/13/2008 16:48

EDI department: Zhang Jiang	Consent	05/15/2008 17:10

EDI department: Zhang Shuyun	Consent	05/16/2008 10:22

Law and regulation department: Wang Jun	Consent	05/16/2008 16:49

Huabei Oilfield Company: Su Jun	Consent	05/19/2008 11:14

Level of the examination and approval	Local Company	Examiner	Sun Jun

Signing site	Bazhou, Hebei	Time of taking effect	05/19/2008

Remark